Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports

2016 Fourth Quarter and Full Year Financial Results

Full Year 2016 Highlights:

●	Tour Revenues increased 15% to $242.3 million

●	Net Income of $5.1 million as compared with $19.7 million in 2015

●	Adjusted EBITDA of $41.7 million as compared with $46.8 million in 2015

●	Repurchased $10.3 million of stock and warrants

●	Lindblad segment Net Yield increased to $976 and Occupancy remained over 90%

●	Expanded land based travel expeditions with acquisition of Natural Habitat in May 2016

●	Launched the National Geographic Endeavor II in the Galápagos and charter expeditions to Cuba in December 2016

NEW YORK, March 7, 2017 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the fourth quarter and calendar year ended December 31, 2016.

Sven-Olof Lindblad, President and Chief Executive Officer, said “Lindblad’s unique expedition offerings and our long history of delivering unparalleled guest experiences enabled us to expand our Net Yield in 2016, while generating occupancy rates over 90%, despite the industry headwinds earlier in the year. We also took steps to further position ourselves to capitalize on the growing demand for high quality expedition travel. In December, we launched the National Geographic Endeavor II in the Galápagos and began offering immersive expeditions on a charter vessel in Cuba. Additionally, throughout 2016 we made significant progress on the construction of our two new coastal vessels, which are on track to be delivered in the second quarter of 2017 and 2018. With strong booking trends, a loyal customer base, an expanding fleet and a proven track record of providing authentic and differentiated expedition offerings, we are poised to deliver real growth in 2017 and remain firmly on track to achieve our long-term financial targets.”

FULL YEAR RESULTS

Tour Revenues

Full year tour revenues of $242.3 million increased $32.4 million, or 15%, as compared to 2015, primarily due to contributions from Natural Habitat, which was acquired in May of 2016. Lindblad segment revenues of $207.8 million decreased $2.1 million, or 1%, compared to 2015, primarily due to a $2.2 million decrease in other tour revenues. Guest ticket revenues were in-line with a year ago as higher pricing across most itineraries was offset by a slight decline in Available Guest Nights and Occupancy.

Lindblad segment Net Yield increased 1% in 2016 to $976 as compared with the prior year, primarily as a result of increased pricing. The slight decrease in Available Guest Nights was mainly due to planned repositioning of the National Geographic Explorer and the National Geographic Orion during the third quarter, as well as from cancellations on the National Geographic Orion for unplanned maintenance. Occupancy declined to 90.3% from 91.8% primarily due to a slowdown in activity on the National Geographic Endeavour in anticipation of the launch of the National Geographic Endeavour II in December 2016.

Net Income

Net income of $5.1 million for 2016, $0.10 per diluted share, decreased $14.7 million as compared with $19.7 million, $0.43 per diluted share, in 2015. Full year 2016 results include an additional $6.8 million of depreciation and amortization and $1.2 million of other expense primarily related to the retirement of the National Geographic Endeavor. Full year 2015 results include $13.3 million of merger related expense and $12.5 million of pre-tax income related to the July 2015 merger with Capitol Acquisition Corp. II.

Adjusted EBITDA

Full year Adjusted EBITDA of $41.7 million decreased $5.1 million, or 11%, compared to the same period in 2015, due to an $8.2 million decrease at the Lindblad segment, partially offset by $3.0 million of contributions from Natural Habitat. The decline in the Lindblad segment primarily reflects the slightly lower revenues in 2016, as well as increased personnel costs related to accelerated hiring in support of the execution of the Company’s long range growth plan. Additionally, 2016 results included legal and administrative costs associated with a full year of operations as a public company and higher cost of tours, mainly due to higher planned drydock spending, partially offset by lower fuel costs.

FOURTH QUARTER RESULTS

Tour Revenues

Fourth quarter tour revenues of $56.1 million increased $9.7 million, or 21%, as compared to the fourth quarter of 2015, primarily due to contributions from Natural Habitat, which was acquired in May of 2016. Lindblad segment revenues of $41.9 million decreased $4.6 million, or 10%, compared to the fourth quarter a year ago, primarily due to a $4.2 million decline in guest ticket revenues as higher pricing across most itineraries was more than offset by lower Occupancy and cancellation of a voyage on the National Geographic Orion due to unplanned engine repairs.

Lindblad segment Net Yield decreased 12% in the fourth quarter to $872 as compared with the same period a year ago, primarily as a result of Occupancy declining to 86.3% as compared with 93.3% in the same period a year ago. The decrease was mainly due to lower bookings during the first half of 2016 related to concerns over the Zika virus and terrorism and a slowdown in activity on the National Geographic Endeavour in anticipation of the launch of the National Geographic Endeavour II in December 2016. Available Guest Nights increased 1% versus the fourth quarter a year ago, primarily due to the launch of charter expeditions in Cuba, partially offset by the voyage cancellation on the National Geographic Orion.

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Net Income

Net loss of $8.4 million for 2016, $0.19 per diluted share, decreased $7.9 million from the $0.4 million net loss, $0.01 per diluted share, reported in the fourth quarter a year ago, primarily from lower operating results in the current year, a $3.0 million tax benefit in 2015 and $1.2 million of other expense in 2016 primarily related to the retirement of the National Geographic Endeavor.

Adjusted EBITDA

Fourth quarter Adjusted EBITDA of $1.5 million decreased $3.2 million compared to the same period in 2015 due to a $6.2 million decrease at the Lindblad segment, partially offset by $3.0 million of contributions from Natural Habitat. The decline in the Lindblad segment primarily reflects the lower revenues, increased personnel and marketing costs related to the fleet expansion as the Company executes its long-range growth plan.

Segment Results

	For the Three Months Ended December 31,				For the Years Ended December 31,
(In thousands)	2016	2015	Change	%	2016	2015	Change	%

Tour revenues:
Lindblad	$41,900	$46,472	$(4,572)	(10%)	$207,836	$209,985	$(2,149)	(1%)
Natural Habitat	14,228	-	14,228	NA	34,510	-	34,510	NA
Total tour revenues	$56,128	$46,472	$9,656	21%	$242,346	$209,985	$32,361	15%

Operating income:
Lindblad	$(7,245)	$(641)	$(6,604)	1030%	$11,794	$15,502	$(3,708)	(24%)
Natural Habitat	2,676	-	2,676	NA	2,187	-	2,187	NA
Total operating income	$(4,569)	$(641)	$(3,928)	613%	$13,981	$15,502	$(1,521)	(10%)

Adjusted EBITDA:
Lindblad	$(1,493)	$4,744	$(6,237)	(131%)	$38,624	$46,801	$(8,177)	(17%)
Natural Habitat	2,997	-	2,997	NA	3,038	-	3,038	NA
Total adjusted EBITDA	$1,504	$4,744	$(3,240)	(68%)	$41,662	$46,801	$(5,139)	(11%)

3

Liquidity

The Company’s cash and cash equivalents were $135.4 million as of December 31, 2016 as compared with $206.9 million as of December 31, 2015. The decrease primarily reflects the $31.4 million in net cash provided by operating activities, which was more than offset by purchases of property and equipment of $75.9 million, mostly related to the construction of two new coastal vessels and the acquisition and renovation of the National Geographic Endeavor II. The current year also reflects $10.3 million of cash used to repurchase shares and warrants and net cash used in the acquisition of Natural Habitat of $9.9 million.

Free cash flow use of $44.5 million for the full year 2016 was a decline of $70.0 million from 2015 primarily due to the capital expenditures related to the new ships. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

LINDBLAD FLEET ACTIVITIES

The National Geographic Endeavour II launched in December 2016, replacing the National Geographic Endeavour, and will operate year-round in the Galápagos Islands. Also in December 2016, the Company expanded its travel offerings with new expeditions in Cuba aboard the 42-guest Panorama II. The vessel is chartered for two years and will operate on a seasonal basis from December through March.

Additionally, the Company’s two new-build coastal vessels are proceeding on schedule. The first vessel, National Geographic Quest, is expected to launch at the end of June 2017 and will sail in Alaska and British Columbia during the summer of 2017 before voyaging to Costa Rica and Panama to provide expeditions for the Northern Hemisphere winter season. The second vessel, National Geographic Venture, is expected to launch in June of 2018.

STOCK AND WARRANT REPURCHASE PLAN

Pursuant to its existing $35 million stock and warrant repurchase plan, during the fourth quarter the Company repurchased 854,550 warrants for $1.9 million at an average price of $2.25 and 308,718 shares of stock for $3.0 million at an average price of $9.72. The Company has repurchased 5.4 million warrants and 651,593 shares through March 2, 2017 under the plan for $20.2 million and had $14.8 million remaining under the plan. As of March 2, 2017 there were 45.2 million common shares and 10.7 million warrants outstanding.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2017 are as follows:

●	Tour revenues of $278 - $284 million (15 – 17% growth)

●	Adjusted EBITDA of $50 - $52 million (20 – 25% growth)

This outlook includes the impact of the cancellation of four voyages on the National Geographic Orion due to the engine repair. As of February 28th, the Lindblad segment had 82% of full year 2017 projected guest ticket revenues on the books versus 86% of full year 2016 revenue at the same time last year. The Company also continues to anticipate it will achieve its long-range revenue and Adjusted EBITDA targets.

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NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules beginning on page 9.

Conference Call Information

The Company has scheduled a conference call at 8:30 a.m. Eastern Time on March 7, 2017 to discuss the earnings of the Company. The conference call can be accessed by dialing (844) 378-6487 (United States), (855) 669-9657 (Canada) or (412) 542-4182 (outside the U.S.). A replay of the call will be available at the Company’s investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and on land-based travel through its subsidiary, Natural Habitat Adventures, an adventure travel and ecotourism company with a focus on responsible nature travel.

Lindblad Expeditions works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat’s adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) changes adversely affecting the business in which the Company is engaged; (ii) management of the Company’s growth and its ability to execute on its planned growth; (iii) general economic conditions; (iv) the Company’s business strategy and plans; (v) unscheduled disruptions in our business due to weather events, mechanical failures, or other events; (vi) compliance with applicable laws and regulations; (vii) compliance with the financial and/or operating covenants in the Company’s amended and restated credit agreement; (viii) adverse publicity regarding the cruise industry in general; (ix) loss of business due to competition; (x) the result of future financing efforts; (xi) the inability to meet revenue and Adjusted EBITDA projections; and (xii) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

5

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share data)

	As of December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$135,416	$206,903
Restricted cash and marketable securities	9,015	8,460
Inventories	1,665	1,746
Marine operating supplies	4,142	4,969
Prepaid expenses and other current assets	20,782	12,266
Total current assets	171,020	234,344

Property and equipment, net	186,236	125,471
Goodwill	22,105	-
Intangibles, net	11,132	6,227
Other long-term assets	13,090	12,355
Deferred tax assets	4,118	3,216
Total assets	$407,701	$381,613

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$91,501	$76,604
Accounts payable and accrued expenses	30,662	25,968
Long-term debt - current	1,750	1,750
Total current liabilities	123,913	104,322

Long-term debt, less current portion	164,128	162,693
Other long-term liabilities	681	677
Total liabilities	288,722	267,692

COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTEREST	5,170	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 45,659,762 and 45,224,881 issued and outstanding as of December 31, 2016, and 2015, respectively	5	5
Additional paid-in capital	43,097	48,073
Retained earnings	70,707	65,843
Total stockholders’ equity	113,809	113,921
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$407,701	$381,613

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except shares, per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Tour revenues	$56,128	$46,472	$242,346	$209,985
Cost of tours	31,866	24,086	118,977	95,417
Gross profit	24,262	22,386	123,369	114,568

Operating expenses:
General and administrative	15,156	11,477	51,896	38,994
Selling and marketing	9,778	8,163	39,072	35,083
Merger-related expenses	-	78	-	13,344
Depreciation and amortization	3,897	3,309	18,420	11,645
Total operating expenses	28,831	23,027	109,388	99,066
Operating (loss) income	(4,569)	(641)	13,981	15,502

Other (expense) income:
(Loss) gain on foreign currency	(429)	7	(720)	(40)
(Loss) gain on transfer of assets	(45)	-	(83)	7,502
Other (expense) income, net	(1,173)	30	(1,173)	5,030
Interest expense, net	(2,232)	(2,875)	(10,146)	(10,901)
Total other (expense) income	(3,879)	(2,838)	(12,122)	1,591
(Loss) income before income taxes	(8,448)	(3,479)	1,859	17,093
Income tax benefit	(87)	(3,037)	(3,200)	(2,649)
Net (loss) income	$(8,361)	$(442)	$5,059	$19,742

Net income attributable to noncontrolling interest	313	-	195	-
Net (loss) income attributable to Lindblad	$(8,674)	$(442)	$4,864	$19,742

Weighted average shares outstanding
Basic	45,680,837	45,224,881	45,649,971	44,917,829
Diluted	45,680,837	45,224,881	46,456,921	45,575,387

(Loss) earnings per share
Basic	$(0.19)	$(0.01)	$0.11	$0.44
Diluted	$(0.19)	$(0.01)	$0.10	$0.43

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

(In thousands)

	For the Years Ended December 31,
	2016	2015
Cash Flows From Operating Activities
Net income	$5,059	$19,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,420	11,645
Amortization of National Geographic fee	2,907	1,397
Amortization of debt discount, deferred financing and other, net	1,144	3,576
Stock-based compensation	5,411	4,913
Deferred income taxes	(3,326)	(3,413)
Loss on currency translation	720	40
Loss (gain) on disposal and transfer of assets	819	(7,502)
Changes in operating assets and liabilities
Inventories and marine operating supplies	1,073	(163)
Prepaid expenses and other current assets	629	(1,100)
Unearned passenger revenues	245	3,723
Other long-term assets	(3,642)	-
Other long-term liabilities	4	230
Accounts payable and accrued expenses	1,964	7,214
Net cash provided by operating activities	31,427	40,302
Cash Flows From Investing Activities
Purchase of investment in CFMF	-	(68,088)
Acquisition of Natural Habitat, Inc., net of $4,904 cash acquired	(9,946)	-
Purchases of property and equipment	(75,933)	(14,800)
Advance from shareholder	-	1,501
(Purchase) redemption of restricted cash and marketable securities	(555)	(125)
Net cash used in investing activities	(86,434)	(81,512)
Cash Flows From Financing Activities
Proceeds from long-term debt	-	175,000
Net proceeds from merger	-	186,806
Payments to shareholders for the merger	-	(90,000)
Payment of deferred financing costs	(1,565)	(11,045)
Repayments of long-term debt	(1,750)	(41,879)
Proceeds used in exchange of option shares	(2,694)	(4,879)
Repurchase of warrants and common shares	(10,343)	(5,478)
Net cash (used in) provided by financing activities	(16,352)	208,525
Effect of exchange rate changes on cash	(128)	(91)
Net (decrease) increase in cash and cash equivalents	(71,487)	167,224
Cash and cash equivalents as of beginning of period	206,903	39,679
Cash and cash equivalents as of end of period	$135,416	$206,903
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$9,896	$7,003
Income taxes	$998	$379
Non-cash investing and financing activities:
Additional paid-in capital exercise proceeds of option shares	1,123	2,240
Additional paid-in capital exchange proceeds used for option shares	(1,123)	(2,240)

8

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Information

Reconciliation of Net (Loss) Income to Adjusted EBITDA Consolidated

(In thousands)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Net (loss) income	$(8,361)	$(442)	$5,059	$19,742
Income tax benefit	(87)	(3,037)	(3,200)	(2,649)
Interest expense, net	2,232	2,875	10,146	10,901
Depreciation and amortization	3,897	3,309	18,420	11,645
Loss (gain) on foreign currency	429	(7)	720	40
Loss (gain) on transfer of assets	45	-	83	(7,502)
Other expense (income), net	1,173	(30)	1,173	(5,030)
Stock-based compensation	1,430	1,271	5,411	4,913
National Geographic fee amortization	727	727	2,907	1,397
Acquisition-related expenses	19	-	943	-
Merger-related expenses	-	78	-	13,344
Adjusted EBITDA - Consolidated	$1,504	$4,744	$41,662	$46,801

Reconciliation of Operating (Loss) Income to Adjusted EBITDA
Lindblad Segment

	For the Three Months Ended		For the Years Ended
(In thousands)	December 31,		December 31,
	2016	2015	2016	2015
Operating (loss) income	$(7,245)	$(641)	$11,794	$15,502
Depreciation and amortization	3,576	3,309	17,569	11,645
Stock-based compensation	1,430	1,271	5,411	4,913
National Geographic fee amortization	727	727	2,907	1,397
Acquisition-related expenses	19	-	943	-
Merger-related expenses	-	78	-	13,344
Adjusted EBITDA - Lindblad segment	$(1,493)	$4,744	$38,624	$46,801

Reconciliation of Operating Income to Adjusted EBITDA
Natural Habitat Segment

	For the Three Months Ended		For the Period May 5, 2016 to
(In thousands)	December 31,		December 31,
	2016	2015	2016	2015
Operating income	$2,676	$-	$2,676	$-
Depreciation and amortization	321	-	851	-
Adjusted EBITDA - Natural Habitat segment	$2,997	$-	$3,038	$-

9

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

(In thousands)	For the Years Ended December 31,
	2016	2015
Net cash provided by operating activities	$31,427	$40,302
Less: purchases of property and equipment	(75,933)	(14,800)
Free Cash Flow	$(44,506)	$25,502

Reconciliation of 2017 Adjusted EBITDA Guidance to Net Income Consolidated

(In millions)	For the Year Ended 2017
	From	To
Net income	$10.0	$12.0
Interest expense, net	12.5	11.5
Depreciation and amortization	18.0	17.0
Other (including Income taxes, Loss (gain) on foreign currency, Other expense (income), net, Stock-based compensation, National Geographic fee amortization)	9.5	11.5
Adjusted EBITDA	$50.0	$52.0

Guest Metrics - Lindblad Segment

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Available Guest Nights	40,325	39,967	181,990	184,366
Guest Nights Sold	34,790	37,296	164,423	169,303
Occupancy	86.3%	93.3%	90.3%	91.8%
Maximum Guests	4,597	4,458	21,715	21,459
Number of Guests	3,993	4,201	19,735	19,824
Voyages	59	55	290	281

Lindblad Segment

Calculation of Gross Yield and Net Yield - Lindblad Segment

(In thousands, except for Available Guest Nights, Gross and Net Yield)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Guest ticket revenues	$37,238	$41,424	$183,851	$183,805
Other tour revenues	4,662	5,048	23,985	26,180
Tour Revenues	41,900	46,472	207,836	209,985
Less: Commissions	(3,228)	(3,132)	(14,954)	(14,460)
Less: Other tour expenses	(3,495)	(3,814)	(15,253)	(16,496)
Net Revenue	$35,177	$39,526	$177,629	$179,029

Available Guest Nights	40,325	39,967	181,990	184,366
Gross Yield	$1,039	$1,163	$1,142	$1,139
Net Yield	872	989	976	971

10

Calculation of Net Cruise Cost Metrics - Lindblad Segment

(In thousands, except for Available Guest Nights, Gross and Net Cruise Cost)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Cost of tours	$23,873	$24,086	$96,505	$95,417
Plus: Merger-related expenses	-	78	-	13,344
Plus: Selling and marketing	8,845	8,163	36,356	35,083
Plus: General and administrative	12,851	11,477	45,612	38,994
Gross Cruise Cost	45,569	43,804	178,473	182,838
Less: Commission expense	(3,228)	(3,132)	(14,954)	(14,460)
Less: Other tour expenses	(3,495)	(3,814)	(15,253)	(16,496)
Net Cruise Cost	38,846	36,858	148,266	151,882
Less: Fuel expense	(1,831)	(2,173)	(7,138)	(9,004)
Net Cruise Cost Excluding Fuel	37,015	34,685	141,128	142,878
Non-GAAP Adjustments:
Stock-based compensation	(1,430)	(1,271)	(5,411)	(4,913)
National Geographic fee amortization	(727)	(727)	(2,907)	(1,397)
Acquisition-related expenses	(19)	-	(943)	-
Merger-related expenses	-	(78)	-	(13,344)
Adjusted Net Cruise Cost Excluding Fuel	$34,839	$32,609	$131,867	$123,224
Adjusted Net Cruise Cost	$36,670	$34,782	$139,005	$132,228

Available Guest Nights	40,325	39,967	181,990	184,366
Gross Cruise Cost per Available Guest Night	$1,130	$1,096	$981	$992
Net Cruise Cost per Available Guest Night	963	922	815	824
Net Cruise Cost Excl. Fuel per Available Guest Night	918	868	775	775
Adj. Net Cruise Cost Excl. Fuel per Avail. Guest Night	864	816	725	668
Adjusted Net Cruise Cost per Available Guest Night	909	870	764	717

11

Operational and Financial Metrics

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments. Other supplemental adjustments include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense, and other operating income and expense. The Company believes Adjusted EBITDA helps provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as unearned passenger revenues, capital expenditures and related depreciation, principal and interest payments, and tax payments. The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation, the National Geographic fee amortization, merger-related expenses, and acquisition-related expenses.

Available Guest Nights is a measurement of capacity and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. The Company also records the number of guest nights available on its limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus merger-related expenses, selling and marketing expense, and general and administrative expense.

Gross Yield represents tour revenues divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Revenue represents tour revenues less commissions and direct costs of other tour revenues.

Net Yield represents Net Revenue divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with the Company in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.

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